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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of FARO Technologies, Inc.
Jacksonville, Florida

We consent to the use in this Registration Statement on Form S-1 relating to 644,000 shares of Common Stock of FARO Technologies, Inc. of our report dated February 24, 1997 (September 10, 1997 as to Note 11), appearing in the Prospectus, which is incorporated by reference as part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



Deloitte & Touche LLP
Jacksonville, Florida
September 17, 1997